UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION

                              ---------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ ]

Filed by a party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rules
    14a-6(e)(2) and 14c-5(d)(2))

[X] Definitive Proxy/Information Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             UQM Technologies, Inc.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             UQM TECHNOLOGIES, INC.
                              425 Corporate Circle
                             Golden, Colorado 80401



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 22, 2001




The annual meeting of shareholders of UQM Technologies, Inc. will be held on August 22, 2001, at 10:00 a.m., Denver Time at the Golden Hotel, 800 11th Street, Golden, Colorado 80401 for the following purposes:

1. To elect a Board of four (4) directors to serve for the ensuing year and thereafter until their successors are duly elected and qualified.

2. To consider and vote upon a proposal to ratify the appointment of KPMG LLP to act as independent auditors of the Company for the fiscal year ending March 31, 2002.

3. To transact such other business as may properly come before the meeting.

The record date for the Annual Meeting of Shareholders has been fixed at June 27, 2001. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.


                                        By order of the Board of Directors

July 9, 2001
                                        /s/
                                        -----------------------------------
                                        Donald A. French, Secretary


YOUR VOTE IS IMPORTANT. All shareholders, whether or not they expect to attend the Annual Meeting, are requested to complete, date, sign and mail the enclosed proxy, which is solicited by the Board of Directors. The enclosed envelope may be used for that purpose. If you attend the meeting, you may vote in person even though you have given a proxy.

                                 PROXY STATEMENT
                          ----------------------------
                             UQM TECHNOLOGIES, INC.
                              425 Corporate Circle
                             Golden, Colorado 80401
                          ----------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON August 22, 2001
                          ----------------------------

This proxy statement is being mailed on or about July 9, 2001, to the shareholders of UQM Technologies, Inc. in connection with the solicitation by the Board of Directors of the enclosed form of proxy for the Annual Meeting of Shareholders to be held on August 22, 2001. The last Annual Meeting of Shareholders was held on August 15, 2000.

If the enclosed proxy is properly signed and returned to the Company, the shares represented by the proxy will be voted at the meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be voted upon, the shares will be voted in accordance with the shareholder's choice. If no choice is indicated, the shares will be voted "for" each of the proposals. A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.


                         PERSONS MAKING THE SOLICITATION

This proxy is solicited on behalf of the Board of Directors of the Company. The solicitation will be made predominately by mail. The expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. Further solicitation of proxies may be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All such further solicitation will be made by regular employees of the Company, who will not be additionally compensated therefore.


                          SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on June 27, 2001, will be entitled to vote at the meeting. As of that date there were 17,451,518 shares of the Company's $.01 par value common stock outstanding, each share being entitled to one vote. The Company has no other classes of voting securities. The Company's articles of incorporation provide that one-third of the outstanding shares of the common stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any shareholders' meeting. The proposals to ratify the appointment of auditors shall be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. In the election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors. Cumulative voting is not allowed in the election of directors or for any other purposes.

With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the vote. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Abstentions will have no effect on the vote to ratify the appointment of auditors. Under the rules of the American Stock Exchange (AMEX), brokers who hold shares in street name have the authority to vote on certain items, including the election of directors and ratification of the appointment of the independent auditors, when they have not received instructions from the beneficial owners. With respect to other proposals, AMEX rules provide that no broker may vote shares held for beneficial owners without specific instructions from such beneficial owners. Under applicable Colorado law, a broker non-vote will have no effect on the outcome of the matters to be voted on at the meeting.

                              ELECTION OF DIRECTORS

Pursuant to the bylaws of the Company, the Board of Directors shall consist of not fewer than three directors. The Board of Directors currently consists of four members. The Board of Directors has nominated four candidates to stand for election to the Board of Directors. Proxies may not be voted for more than four persons. The Board of Directors is not classified, and each director serves for a term of one year and thereafter until his successor is duly elected and qualified.

At the Annual Meeting, the shareholders will elect four members to the Board of Directors. In the absence of instructions to the contrary, the proxy holders will vote the shares represented by proxy in favor of the nominees listed below. The Company expects each of the nominees listed below to be able to serve as a director. If any nominee should become unavailable, however, it is intended that the proxy holders will vote for a substitute designated by management.

                                                               Officer or
                                   Position with                Director
Name              Age               the Company                   Since       Business Experience
----              ---               -----------                   -----       -------------------
William G.        57    Chairman of the Board, President          1992       Chairman of the Board of Directors since
Rankin                  and Chief Executive Officer                          February 2000; Chief Executive Officer
                                                                             since August 1999; President and Chief Operating
                                                                             Officer since January 1996; Executive Vice President-
                                                                             Operations from through 1995.


J.B. Richey       64    Director, Member of the Audit             1995       President, Invacare Technologies and
                        Committee and Compensation and                       Senior Vice President-Total Quality
                        Benefits Committee                                   Management since 1992.  Director,
                                                                             Invacare Corporation, Steris Corporation
                                                                             and Royal Appliance Manufacturing Co.


Ernest H. Drew    63    Director, Member of the Audit             1999       Consultant and Investor since 1998; Chief
                        Committee and Compensation and                       Executive Officer of Westinghouse
                        Benefits Committee                                   Industries & Technology Group from 1997
                                                                             to 1998. Member of the Board of
                                                                             Management of Hoechst AG from 1995 to
                                                                             1997.  Director of Ashland, Inc., Public
                                                                             Service Enterprise Group and Thomas &
                                                                             Betts Corporation.

Stephen J.        51    Director, Member of the Audit             2000       Managing Director- Investment Banking for
Roy                     Committee                                            A. G. Edwards & Sons, Inc. since 1989.


         No family relationship exists between any director, executive officer, significant employee or person nominated or chosen by the Company to become a director or executive officer.

         There are no arrangements or understandings between any director and any other person pursuant to which any director was nominated as a director.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

         During the fiscal year ended March 31, 2001 the Board of Directors held meetings on eight occasions. Each incumbent director attended or participated in more than seventy-five percent of the meetings of the Board of Directors and Board Committees on which he served during the period he was a director. Participation at meetings was sometimes by telephone, which is authorized under Colorado law. The votes of each director are recorded in the minutes for each matter considered by the Board of Directors. None of the directors listed above has been involved during the last five years in any legal proceedings that are material to an evaluation of the ability or integrity of that person to act as a director of the Company.

         The Board of Directors has an Audit Committee and a Compensation and Benefits Committee. The Company does not have a Nominating Committee. The Audit Committee reviews the annual audit performed by the Company's independent auditors, consists of three directors and met one time during fiscal 2001. The Compensation and Benefits Committee reviews the performance and compensation of the Company's Chief Executive Officer and administers the 1992 Stock Option Plan, consists of two directors and met six times during fiscal 2001.

         See also "Compensation and Benefits Committee Report on Executive Compensation" and "Report of the Audit Committee" below.

         MANAGEMENT

         The executive officers of the Company are:

         Name                  Age      Position

         William G. Rankin     57       Chairman of the Board of Directors,
                                        President and Chief Executive Officer

         Donald A. French      45      Treasurer, Secretary and Chief Financial
                                       Officer


         William G. Rankin, Chairman of the Board of Directors since February 2000 and Chief Executive Officer since August 1999, President and Chief Operating Officer since 1996, Executive Vice President-Operations from 1994 through 1995 and member of the Board of Directors since 1994, joined the Company in 1992. Mr. Rankin is also a Director of Taiwan UQM.

         Donald A. French, Treasurer, Secretary and Chief Financial Officer, joined the Company in 1987. Mr. French also served as Controller from 1987 through 1998. Mr. French is also a Director of Taiwan UQM.

         Section 16(a) Beneficial Ownership Reporting Compliance

         Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission, the American Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company is required to report in this statement any failure to file timely reports during fiscal 2001. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all required reports were filed timely during fiscal 2001.

         Executive Compensation

         The following table sets forth information concerning compensation earned by the Chief Executive Officer and any other executive officer whose total annual salary and bonus exceeded $100,000 for the three years ended March 31, 2001, 2000 and 1999:

                           Summary Compensation Table

                                                     Long-term
                                                     Compensation
                                                     Awards
                                                     ------------
                                                     Number of
   Name of                                           Securities
  Individual           Fiscal     Annual             Underlying
and Position           Year    Compensation          Options         Other
-------------          ------  Salary     Bonus      Granted      Compensation
                               ------     -----      ----------   ------------
William G. Rankin,
Chairman, President    2001    $244,107   $ -0-      90,000       $17,274 (1)
and Chief Executive    2000    $207,248   $ -0-      90,000       $16,796 (1)
Officer (2)            1999    $175,693   $ -0-      77,224       $19,656 (1)

Donald A. French
Treasurer, Secretary   2001    $162,215   $ -0-      60,000       $19,181 (1)
and Chief Financial    2000    $155,246   $ -0-      60,000       $17,873 (1)
Officer                1999    $137,396   $ -0-      60,521       $19,556 (1)


(1) Represents matching contributions to the Company's 401(k) Savings Plan, Company paid car allowance, certain professional fees, and key man life insurance premiums.

(2) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.

The foregoing compensation tables do not include certain fringe benefits made available on a non-discriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and paid time off.

                        Option Grants During Fiscal 2001

                                    Percentage
                                    of Total                                    Potential Realizable
                       Number of    Options                                     Value of Assumed
                       Securities   Granted to                                  Annual Rates of
  Name of              Underlying   Employees   Exercise     Expira-            Stock Price
 Individual            Options      in Fiscal   Price Per    tion               Appreciation
and Position           Granted (1)  2001        Share        Date               for the Option Term
------------           -----------  ----------  ---------    -------            --------------------
                                                                                5%(2)         10%(3)
William G. Rankin
Chairman, President
and Chief Executive
Officer (4)            90,000       21.5%       $7.13        2-01-11            $403,562      $1,022,705

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer                60,000       14.3%       $7.13        2-01-11            $269,041      $  681,803

(1) Represents options granted pursuant to the 1992 Stock Option Plan. The options granted vest as to one-third of the aggregate number of underlying shares on each of the next three annual anniversary dates following the date of grant. Additionally, the options are subject to forfeiture and have limitations as to marketability.

(2) The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2001 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $194 million versus a market capitalization of approximately $119 million at March 31, 2001. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $75 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(3) The market capitalization of the Company, as determined by multiplying the outstanding number of shares of common stock at fiscal 2001 year end by the potential realizable share value achieved by applying the price appreciation methodology utilized in this table, would be approximately $310 million versus a market capitalization of approximately $119 million at March 31, 2001. Accordingly, the potential realizable value at assumed annual rates of stock price appreciation over the ten-year term to all shareholders is approximately $189 million assuming no increase in the number of shares of common stock outstanding over the ten-year term.

(4) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.


               Aggregate Option Exercises During Fiscal Year 2001
                and Option Values at the End of Fiscal Year 2001

                                                                           Value of
                                                Number of Securities       Unexercised
                                                Underlying Unexer-         in-the-money
                                                cised Options at           Options at
                                                Fiscal Year End            Fiscal Year End
                       Number of                --------------------       ----------------
  Name of              Shares
 Individual            Acquired     Value       Exer-       Unexer-        Exer-       Unexer-
and Position           on Exercise  Realized    cisable     cisable        cisable     cisable
------------           -----------  --------    -------     -------        -------     -------

William G. Rankin,
Chairman, President
and Chief Executive
Officer (1)            -0-          -0-         728,254     175,741        $1,539,998  $63,581

Donald A. French
Treasurer, Secretary
and Chief Financial
Officer                11,000       $35,750     404,397     120,174        $  648,881  $49,829


(1) Mr. Rankin was appointed Chief Executive Officer on August 11, 1999 and was elected Chairman of the Board of Directors on February 8, 2000.

                          Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the company's financial reporting process on behalf of the Board of Directors. A copy of the charter is included in Appendix A to this proxy statement.

Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

In fulfilling its responsibilities, the Audit Committee recommended to the Board the selection of the company's independent accountants, KPMG LLP. That firm has discussed with the Committee and provided written disclosures to the Committee on (1) that firm's independence as required by the Independence Standards Board and (2) the matters required to be communicated under generally accepted auditing standards.

The Committee reviewed with the Treasurer and Chief Financial Officer and the independent accountants the overall scope and specific plans for their respective audits.

Without management present, the Committee met separately with the independent accountants to review the results of their examination, their observations on the company's internal controls, and the overall quality of UQM Technologies, Inc. accounting and financial reporting.

The Committee reviewed and discussed with management and the independent accountants the company's audited financial statements.

Following these actions, the Committee recommended to the Board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended March 31, 2001 for filing with the Securities and Exchange Commission.

The Audit Committee met on one occasion during the fiscal year ended March 31, 2001.

The Audit Committee

J.B. Richey
Ernest Drew
Steve Roy

-----------------

Relationship with Independent Accountants

KPMG has been the independent accountants of UQM Technologies, Inc. and its subsidiaries since 1985. The aggregate fees billed by KPMG during the fiscal year for the audit of the Company's 2001 annual financial statements and review of the quarterly reports were $71,000. There were no fees billed by KPMG relating to financial information systems design or implementation during this year.

The Audit Committee of the Board of UQM Technologies, Inc. reviews summaries of the services provided by KPMG and the related fees and has considered whether the provision of non-audit services, if any, is compatible with maintaining the independence of KPMG.

On recommendation of the Audit Committee, the Board has appointed KPMG to audit the 2002 financial statements. Representatives from this firm will be at the annual meeting to make a statement, if they choose, and to answer any questions you may have.

                       Compensation and Benefits Committee
                       Report on Executive Compensation/1


The Compensation and Benefits Committee of the Board of Directors is responsible for establishing Company policy regarding all elements of executive compensation, including administering the 1992 Stock Option Plan and determining how many options will be granted to executive officers and other employees of the Company as a group. The Compensation and Benefits Committee currently consists of Messrs. Richey and Drew.

Policy

The Company's compensation program for its Chief Executive Officer, and all employees generally, is based on beliefs and principles designed to align compensation with business strategy, company values, and management initiatives. The program:

o Rewards the Chief Executive Officer for long-term strategic management and the enhancement of shareholder value by cash remuneration and by delivering appropriate ownership in the Company through the grant of options.

o Integrates compensation programs with both the Company's annual and long-term strategic planning processes.

o Supports a performance-oriented environment that rewards performance with respect to Company goals.

o Attracts and retains key executives critical to the long-term success of the Company.

The Company's Compensation package for employees generally and executive officers in particular consists of both cash remuneration and equity based compensation. The Company maintains a variety of benefit programs which are designed to allow the Company to attract and retain talented individuals in a variety of disciplines.

--------
1/ The report of the Compensation and Benefits Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

All employees may participate in the following benefit plans upon the attainment of certain entrance requirements:

o        UQM Technologies Health Benefit Plan
o        401(K) Savings Plan of UQM Technologies, Inc.
o        UQM Technologies, Inc. Stock Purchase Plan

In addition, employees may be eligible for participation in the following benefit plans at the discretion of the Company's Board of Directors:

o        UQM Technologies, Inc. 1992 Stock Option Plan
o        UQM Technologies, Inc. Employee Stock Bonus Plan

The Board of Directors believes that equity based compensation is critical to the Company's ability to attract and retain qualified employees. The Company's equity based compensation plans are designed to encourage and create ownership in the Company's common stock, not only by executive officers, but by all employees generally. The Board believes that the equity based plans of the Company meet the objective of aligning key employees' long-range interests with those of shareholders by providing key employees with the opportunity to build a meaningful stake in the Company. The principal Company plans used to facilitate this objective are the 1992 Stock Option Plan and the Employee Stock Purchase Plan. Under the 1992 Stock Option Plan, employees are granted the right to acquire shares of the Company's common stock at a fixed price over a term not to exceed ten years. To further the Company's goal of encouraging equity ownership, all options granted under the 1992 Stock Option Plan since 1994 provide that option holders may not sell stock received through employee benefit programs if the sale of such stock exceeds 10% of the total trading volume of the stock on the date of sale by the option holder on any stock exchange and in the over-the-counter market. The 1992 Stock Option Plan also provides for incremental vesting of stock options and generally restricts trading by option holders to specified periods throughout the Company's fiscal year.


                Performance Evaluation of Chief Executive Officer


The Compensation and Benefits Committee conducted a survey of the compensation paid to the Chief Executive Officer and Chief Financial Officer of numerous publicly-traded companies of similar market capitalization and operating within similar markets. The results of this analysis indicated that the base compensation of these executive officers was in the upper half of the compensation level of the executive officers of the peer group of companies studied.


                             Additional Information


The compensation of the Chief Financial Officer is set by the Compensation and Benefits Committee based on the recommendations of the Chief Executive Officer, who evaluates subjectively and objectively his performance against assigned responsibilities and tasks and compensation levels relative to the surveyed group of peer companies.

The Company has executed employment agreements with Mr. Rankin the Company's Chairman, President and Chief Executive Officer and Donald A. French the Company's Treasurer, Secretary and Chief Financial Officer. The employment agreements provide for the payment of severance benefits to Messrs. Rankin and French if the executive is terminated "without cause", (as such term is defined in the employment agreements) (see also "Employment Agreements" below). The Compensation and Benefits Committee believes it advisable to provide compensation to executive managers upon termination of employment. The Compensation and Benefits Committee established the salaries in the employment agreements applying the criteria discussed above, and the employment agreements themselves were not a factor in determining salaries.

During fiscal 2001 the Compensation and Benefits Committee considered the grant of stock option on three occasions and recommended the grant of options to acquire 459,300 shares of common stock to employees of the Company, of which options to acquire 150,000 shares of common stock, or 32.7 percent, were granted to executive officers as a group. The Company granted options to acquire 13,333 shares of common stock to consultants during fiscal 2001. All options granted during fiscal 2001 to employees and consultants are exercisable at an amount equal to the fair market value of the Company's common stock on the date of grant.

The Compensation and Benefits Committee of the Board of Directors:

         J. B. Richey
         Ernest H. Drew

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


The Company's Compensation and Benefits Committee currently consists of two outside directors (Messrs. Richey and Drew). The purpose of the Compensation and Benefits Committee is to determine compensation and benefits for executive officers of the Company. The Compensation and Benefits Committee considers executive compensation, administers the Company's Stock Option Plans and makes recommendations to the Board of Directors on the grant of stock options. The Compensation and Benefits Committee considered stock option grants six times during fiscal 2001.

Mr. Richey, who serves on the Compensation and Benefits Committee, is an officer and director of Invacare Corporation ("Invacare"), which owned as of June 13, 2001, 88,532 shares or .51 percent of the Company's common stock and to whom the Company is a supplier of electric motors. In addition, in August 1997 the Company completed an exclusive worldwide license and supply agreement with Invacare covering the commercial use of UQM(R) products in the field of medical and health care products. During fiscal 2001 the Company sold motors to Invacare Corporation, totaling approximately $2,800,000.


                              Employment Agreements

The Company has entered into Employment Agreements with Messrs. Rankin and French pursuant to which each has agreed to serve in his present capacity for a term expiring December 31, 2003. The Employment Agreements provide that Messrs. Rankin and French will receive an annual base salary of $249,000 and $166,000, respectively. Messrs. Rankin and French also receive the use of an automobile and may receive bonuses and stock options. Messrs. Rankin and French were granted options to acquire 90,000, and 60,000 shares of common stock, respectively, during fiscal 2001.

Messrs. Rankin and French's Employment Agreements provide that if employment is terminated by the Company without cause during or after the term of the agreement (after three months' notice) or upon retirement after age 65, the officer shall receive one month's salary for each year of full-time employment, but not less than 12 months salary and not more than 24 months salary. If the officer terminates employment, he shall receive three months salary, unless the Company is in default, which shall be considered termination by the Company without cause. On termination by the Company following a change of control of the Company, the officer shall have the option of receiving all amounts remaining due in the agreement or twice the payment due on a termination by the Company in the absence of a change of control. If an officer dies during employment, his estate shall receive three months compensation.

The employment agreements further provide that the Company shall maintain at its expense, life insurance coverage on Messrs. Rankin and French payable to their designees in an amount equal to three times the annual compensation payable to each executive.

Pursuant to the Employment Agreements' Messrs. Rankin and French have agreed to at no time disclose to others any confidential information relating to the business affairs of the Company for any purpose other than the conduct of the Company's business and each has agreed to assign to the Company all right, title and interest in any inventions and patents developed in whole or in part by them, individually or with others, at any time during the term of the Employment Agreements, or six months thereafter, which relate to the business of the Company.

The Employment Agreements further provide that Messrs. Rankin and French, for a period of one year after the term of their respective Employment Agreements will not become affiliated with any person, firm or corporation whose business is similar to or in competition with the Company. Messrs. Rankin and French have agreed that for a period of one year after termination of their Employment Agreement, to not induce or attempt to induce any employee of the Company to leave the employ of the Company; nor will they induce or attempt to induce any customer, supplier or licensee to cease doing business with the Company.

                         BOARD OF DIRECTORS COMPENSATION

In fiscal 1993, the Board of Directors of the Company established the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors which is designed to encourage directors to participate in the ownership of the Company and therefore to more closely align their interests with those of the Company's shareholders. The plan was approved by the Company's shareholders in February 1994. This plan was amended in 1999. Pursuant to this Amendment, Directors of the Company who are not officers may elect to receive an annual retainer of $15,000 in cash or the grant of options to acquire that number of shares of the Company's common stock that is equivalent to $15,000 as determined by utilizing the Black-Scholes option pricing model on the date of grant. Directors electing option grants in lieu of cash compensation may elect option exercise periods ranging from three years to ten years, and must elect to receive options at least six months prior to the anticipated grant date in accordance with the terms of the UQM Technologies, Inc. Stock Option Plan for Non-Employee Directors. The plan was further amended in 2001 to eliminate the three year vesting requirement and replace it with a provision providing that all options granted under the plan shall vest immediately. Directors are also reimbursed for ordinary and necessary expenses of attending meetings. In addition, directors upon their initial election to the Board of Directors, are awarded 2,000 shares of the Company's common stock at a purchase price of $0.01 per share. Directors who are full-time officers of the Company are not entitled to additional compensation for their service as directors.

The following table sets forth information concerning remuneration to directors of the Company during fiscal 2001:

                    Number of
                    Securities
                    Underlying                                          Shares of
                    Options         Price               Expiration      Common Stock       Cash
Name of Director    Granted         Per Share           Date            Awarded            Compensation
J. B. Richey           -               -                     -             -               $15,000
Ernest H. Drew      4,808           $8.00            August 14, 2003       -                    -
Stephen J. Roy(2)     977           $7.63            April 26, 2010     2,000              $ 9,375
William G. Rankin(1)

-------------
(1)  Officers of the Company serve on the Board without additional compensation.
(2)  Mr. Roy was appointed to the Board of Directors on April 26, 2000.

Performance Graph/2

The following graph represents the yearly percentage change in the cumulative total return on the common stock of UQM Technologies, Inc., the group of companies comprising the S&P Electrical Equipment Index, and those companies comprising the S&P 500 Index for the five year period from 1996 through 2001:

[line graph omitted]
                          Total Return To Shareholders
                         (Dividends reinvested monthly)

                            ANNUAL RETURN PERCENTAGE
                                  Years Ending

Company / Index                                              Mar97     Mar98     Mar99     Mar00     Mar01
------------------------------------------------------------------------------------------------------------
UQM TECHNOLOGIES INC                                         -18.30    132.74    -47.40    118.31    -29.29
S&P 500 INDEX                                                 19.82     48.00     18.46     17.94    -21.68
ELECTRICAL EQUIPMENT-500                                      26.46     65.57     22.06     40.26    -20.16

                                                                          INDEXED RETURNS
                                               Base                         Years Ending
                                               Period
Company / Index                                Mar96     Mar97     Mar98     Mar99     Mar00     Mar01
------------------------------------------------------------------------------------------------------------
UQM TECHNOLOGIES INC                           100        81.70    190.15    100.01    218.33    154.38
S&P 500 INDEX                                  100       119.82    177.34    210.08    247.77    194.06
ELECTRICAL EQUIPMENT-500                       100       126.46    209.38    255.56    358.46    286.20

-----------------
2/ The stock price performance graph depicted above shall not be deemed incorporated by reference by any general statement incorporating by reference this annual report into any filing under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent that the Company specifically incorporates this report by reference.

SECURITY OWNERSHIP OF CERTAIN OWNERS AND MANAGEMENT

The following table shows the ownership of the Company's $0.01 par value common stock by (i) beneficial owners of 5 percent or more of the Company's common stock, (ii) each director and nominee director, (iii) the Chief Executive Officer and each other executive officer whose annual salary and bonus exceeds $100,000 and (iv) all directors and executive officers as a group, as of June 13, 2001.

Unless otherwise noted, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned:

                                        Number of
                                        Common Shares         Percent of
Name of Shareholder                     Beneficially Owned    Class (1)
-------------------                     ------------------    ----------

William G. Rankin                         747,802               4.11%
Donald A. French                          475,223               2.66%
Richard A. Hugen                            7,542                .04%
J. B. Richey(2)                            28,667                .16%
Ernest H. Drew                            331,783               1.90%
Stephen J. Roy                              7,326                .04%

Director and Executive
Officers as a Group (5 persons)(2)      1,598,343               8.56%

(1) Calculated separately for each holder on the basis of the actual number of outstanding shares as of June 30, 2001. Assumes that shares issuable upon exercise of options and warrants held by such person (but not by anyone else) and exercisable within 60 days from the date of this document have been issued as of such date.

(2) Mr. Richey is an affiliate of Invacare Corporation which owns 88,532 shares (.51%). Mr. Richey disclaims beneficial ownership of Invacare Corporation's shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain transactions between the Company and members of the Compensation and Benefit Committee of the Company's Board of Directors are described above under "Compensation Committee Interlocks and Insider Participation".


                              SELECTION OF AUDITORS

At the meeting, the shareholders will be called upon to ratify the appointment of independent auditors to serve for fiscal 2002.

THE BOARD OF DIRECTORS AND THE MANAGEMENT OF THE COMPANY RECOMMEND THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, DENVER, COLORADO who have been the independent auditors of the Company since 1985. A representative of that firm, who will be present at the meeting, will have the opportunity to make a statement should he desire to do so and can be expected to respond to appropriate questions. In the event the shareholders do not ratify the appointment of KPMG LLP as independent auditors, management may reconsider its choice of independent auditors.

To be adopted, the proposal must be approved by the affirmative vote of a greater number of votes cast for the proposal than are cast against the proposal. If a ballot is called for, proxies in the accompanying form appointing the persons whose names are printed therein to act will (unless the proxy form has been marked against or authority to vote is withheld) be voted in favor of the proposal.

                            PROPOSALS BY SHAREHOLDERS

In accordance with rules of the Securities and Exchange Commission, shareholders of the Company may present proposals to the Company for inclusion in the Company's proxy statement prepared in connection with its next regular Annual Meeting of Shareholders.

Proposals to be included in the proxy statement prepared in connection with the next Annual Meeting of Shareholders to be held in August 2002 must be received by the Company no later than March 11, 2002 in order to be considered for inclusion.


                                  OTHER MATTERS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters to be presented for action at the meeting, nor has it been advised that others will present any other matters. If any other matters do properly come before the meeting, the proxy holders intend to vote the proxies held by them in accordance with their best judgment on such matters.


                                  ANNUAL REPORT

Upon the receipt of a written request from any shareholder, the Company will mail, at no charge to the shareholder, a copy of the Company's 2001 Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                             Secretary
                             UQM Technologies, Inc.
                             425 Corporate Circle
                             Golden, Colorado 80401
                             Phone (303) 278-2002

The Company's Annual Report on Form 10-K is also available at the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.


                              APPROVAL OF DIRECTORS

The Board of Directors of the Company has approved the contents of this proxy statement and its mailing to the shareholders.


                                       /s/
                                       -------------------------------
                                       Donald A. French, Secretary

                                                                      Appendix A

                             UQM TECHNOLOGIES, INC.
                             AUDIT COMMITTEE CHARTER

I.       PURPOSE

The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose.

The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

II.      MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers (the "NASD").

Accordingly, all of the members will be directors:

1. Who have no relationship to the Company that, in the opinion of the Board, may interfere with the exercise of their independence from management and the Company; and

2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee will have accounting or related management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the Board, the members of the Committee may designate a chair by majority vote of the full Committee membership.

III.     RESPONSIBILITIES AND DUTIES.
-------------------------------------

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditor is responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff, as well as the outside auditor, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1. The Committee shall provide an open avenue of communication between the outside auditor, financial and senior management, the internal auditing department and the Board.

2. The Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

3. The Committee shall meet at least annually with the director of internal auditing, the outside auditor, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

4. The Committee shall review with management and the outside auditor the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditor the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

5. As a whole, or through the Committee chair, the Committee shall review with the outside auditor the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

6. The Committee shall discuss with management and the outside auditor the quality and adequacy of the Company's internal controls.

7.       The Committee shall:

a. request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

b. discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence; and

c. recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

8. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

9.       The Committee shall:

a. report Committee actions to the Board with such recommendations as the Committee may deem appropriate; and

b. prepare a letter for inclusion in the annual report that describes the Committee's composition and responsibilities, and how they were discharged.

10. The Committee shall perform such other functions consistent with this Charter, the Company's bylaws and governing law as the Board deems necessary or appropriate.